EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2012 and 2011	3

Balance Sheet as of March 31, 2012 and December 31, 2011	4

Statement of Cash Flows for the three months ended March 31, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Operating Revenues	$25,586	$30,527

Operating Expenses
Operation
Natural gas purchased	12,365	15,541
Operation and maintenance	3,666	3,764
Depreciation and amortization	1,646	1,914
Taxes - other than income taxes	693	670
Total Operating Expenses	18,370	21,889
Operating Income	7,216	8,638

Other Income and (Deductions), net	1,114	241

Interest Charges, net
Interest on long-term debt	728	791
Other interest, net	3	5
	731	796
Amortization of debt expense and redemption premiums	29	33
Total Interest Charges, net	760	829

Income Before Income Taxes	7,570	8,050

Income Taxes	2,860	3,146

Net Income	4,710	4,904
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	1

Net Income attributable to The Berkshire Gas Company	$4,710	$4,903

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2012	2011

Net Income	$4,710	$4,904
Other Comprehensive Income (Loss), net	22	(21)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	1
Comprehensive Income	$4,732	$4,882

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$7,305	$2,474
Accounts receivable less allowance of $934 and $839, respectively	8,935	7,457
Unbilled revenues	1,016	1,556
Current regulatory assets	938	938
Deferred income taxes	909	909
Natural gas in storage, at average cost	3,150	4,799
Materials and supplies, at average cost	630	534
Prepayments	1,886	1,921
Current portion of derivative assets	1,000	-
Total Current Assets	25,769	20,588

Other investments	1,426	1,432

Net Property, Plant and Equipment	116,020	115,230

Regulatory Assets (future amounts owed from customers through the ratemaking process)	42,243	44,928

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,028	1,028
Goodwill	51,932	52,525
Other	111	-
Total Deferred Charges and Other Assets	53,071	53,553

Total Assets	$238,529	$235,731

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	3,097	4,757
Accrued liabilities	8,402	10,203
Current regulatory liabilities	-	685
Interest accrued	399	848
Taxes accrued	7,676	3,000
Total Current Liabilities	21,967	21,886

Noncurrent Liabilities
Pension accrued	2,812	2,823
Environmental remediation costs	5,095	5,095
Other	10,215	10,555
Total Noncurrent Liabilities	18,122	18,473

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	15,983	16,480

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	34,807	32,740

Commitments and Contingencies

Capitalization
Long-term debt	37,638	37,872

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	3,923	2,213
Accumulated other comprehensive loss	(6)	(28)
Net Common Stock Equity	110,012	108,280

Total Capitalization	147,650	146,152

Total Liabilities and Capitalization	$238,529	$235,731

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net income	$4,710	$4,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,675	1,947
Deferred income taxes	(1,976)	(1,223)
Pension expense (income)	276	(19)
Other non-cash items, net	3,513	2,586
Changes in:
Accounts receivable, net	(1,574)	(3,820)
Unbilled revenues	540	396
Natural gas in storage	1,649	2,920
Accounts payable	(1,813)	(670)
Interest accrued	(449)	(406)
Taxes accrued	4,676	2,182
Accrued liabilities	(1,799)	(794)
Other assets	(199)	52
Other liabilities	(628)	(638)
Total Adjustments	3,891	2,513
Net Cash provided by Operating Activities	8,601	7,417

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(776)	(756)
Other	6	81
Net Cash used in Investing Activities	(770)	(675)

Cash Flows from Financing Activities
Payment of common stock dividend	(3,000)	(3,000)
Other	-	(1)
Net Cash used in Financing Activities	(3,000)	(3,001)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	4,831	3,741
Balance at beginning of period	2,474	5,993
Balance at end of period	$7,305	$9,734

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$153	$110

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2012
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2011	100	$-	$106,095	$2,213	$(28)	$108,280

Net income				4,710		4,710
Other comprehensive income, net of tax					22	22
Payment of common stock dividend				(3,000)		(3,000)
Balance as of March 31, 2012	100	$-	$106,095	$3,923	$(6)	$110,012

The accompanying Notes to Financial Statements
are an integral part of the financial statements.